Exhibit 99.1

Press Release	NASDAQ:ABCW
FOR IMMEDIATE RELEASE
Date: Feb. 5, 2010
ANCHOR BANCORP WISCONSIN INC. ANOUNCES THIRD QUARTER RESULTS
Madison, Wis. — Today Anchor BanCorp Wisconsin Inc. (ABCW) announced its third quarter results indicating a net loss of $9.0 million, or $0.58 per common share, for the quarter ended December 31, 2009. This compares with a net loss of $72.0 million for the previous quarter and $167.1 million for the quarter ended December 31, 2008.
Overview
•	Net loss declined 95 percent from one year ago and 84 percent from the previous quarter.

•	Loan loss provisions declined nearly 83 percent from the previous quarter and were down nearly 89 percent from a year ago.

•	ABCW has entered into agreements with Badger Anchor Holdings, LLC (“Badger Holdings”), pursuant to which Badger Holdings will make an investment of up to 483,333,333 shares of common stock at $0.60 per share, for an aggregate equity investment of up to $290 million. In addition, Badger Holdings will extend a term loan of $110 million to ABCW.
Loan Loss Provision and Non-performing Assets
The third quarter loss was driven by a $10.5 million loan loss provision; however, the quarter’s loan loss provision declined $50.4 million from the previous quarter and $82.5 million for the quarter ended December 31, 2008.
“Despite the third quarter loss, we continue to make progress toward upgrading our credit quality standards, strategically repositioning our balance sheet and, most importantly, returning the bank to profitability,” said ABCW President and CEO Chris Bauer. “These results show signs that we’re moving in the right direction.”
Non-performing assets of AnchorBank, fsb, ABCW’s wholly owned subsidiary, decreased by $109.1 million, a 24 percent decrease from the second fiscal quarter, reflecting some improvement in certain customers’ ability to make payments under restructured terms and conditions. However, these loans continue to be included in impaired loans. Notwithstanding the decrease, non-performing assets remain at a historically elevated level and the bank’s concentrated exposure in certain loan portfolios, including construction and land loan portfolios, is dependent upon stabilization of economic conditions and real estate values.
The bank reported a 44 percent reduction in the charge-offs of non-performing assets from $29.7 million in charge-offs in the second quarter to $16.6 million in charge-offs for the quarter ending December 31, 2009.

Non-Interest Income Increases
The bank’s non-interest income increased $4.8 million, or nearly 44 percent, over the previous quarter and $6.1 million, or 64 percent, over the same period last year. Income was driven by gains on the sales of loans, mortgage-backed securities and other investments during the quarter.
Cost Reduction Progress Continues
Despite FDIC insurance premiums more than doubling since the previous quarter, non-interest expenses decreased $4.3 million from the second quarter.
“This decline in non-interest expenses is a credit to our increased emphasis on optimizing core operating efficiencies, however, we believe that unusual costs such as loan collection expenses, legal fees and consulting fees related to addressing credit quality concerns mask the full scope of the progress we have been making,” said Bauer.
Foreclosure cost expenses, legal and consulting fees related to addressing credit quality concerns accounted for $4.8 million of non-interest expense during the quarter. FDIC insurance premiums rose to $3.1 million for the quarter. Together these items accounted for 21.6 percent of non-interest expense during the quarter.
Balance Sheet Continues Planned Reduction
Total assets declined more than 15 percent since March 31, 2009, to $4.5 billion. Loans, net of allowances, declined 13.2 percent during the same period.
During the third quarter, ABCW announced a definitive agreement for the sale of 11 AnchorBank branches in Northwestern Wisconsin to Royal Credit Union of Eau Claire, Wis., in order to further shrink assets, improve capital ratios and reduce core operating expenses. While ABCW originally estimated that the transaction would close by March 31, 2010, the size and complexity of the deal have resulted in a revised timeline that anticipates the sale of these branches from AnchorBank to Royal Credit Union during the quarter ended June 30, 2010. The transaction is subject to regulatory approval and customary closing conditions.
Capital Levels and Plans for Recapitalization in 2010
As a result of the third quarter loss, ABCW remains undercapitalized at the bank level according to the terms of the Order to Cease and Desist by the Office of Thrift Supervision. Being undercapitalized subjects the Bank to several operating restrictions including increased premiums for deposit insurance, prior approval from the FDIC in order to access brokered deposits, and causing the Bank to be subject to increased scrutiny by the Office of Thrift Supervision
The following actions are being taken in an effort to improve the holding company’s capital position:

•	Continued reduction of balance sheet through loan sales and other strategies

•	Sale of 11 non-core branches planned to close in first half of 2010

•	Improvement of profitability through continued cost reduction initiatives

•	Entering into agreements with Badger Anchor Holdings, LLC (“Badger Holdings”), pursuant to which Badger Holdings will make an investment of up to 483,333,333 shares of common stock at $0.60 per share, for an aggregate equity investment of up to $290 million, and the extension of a term loan by Holdings to ABCW of $110 million, which loan will be convertible into additional shares of ABCW’s common stock at the option of Holdings. Consummation of the transactions contemplated by the agreements is subject to a number of conditions including ABCW shareholder approval. ABCW and Badger Holdings are working toward obtaining anticipated approval and completion of the transaction in the first half of 2010.
The bank’s liquidity position exceeded $633 million at December 31, 2009.
A copy of the financial statements for the quarter ended December 31, 2009 is attached to this press release.
About Anchor BanCorp Wisconsin, Inc.
Anchor BanCorp’s stock is traded on the NASDAQ exchange under the symbol ABCW. AnchorBank fsb, the wholly-owned subsidiary, has more than 70 offices. All are located in Wisconsin.
For More Information
For more information, contact Dale Ringgenberg, CFO, or Chris Bauer, CEO, at (608) 252-1810.
Forward-Looking Statements
This news release contains certain forward-looking statements based on unaudited financial statements, results of operations and business of Anchor BanCorp. This includes any statements regarding management’s plans, objectives or goals for future operations, products or services, and forecasts of its revenues, earnings or other measures of performance. Forward-looking statements are subject to various factors which could cause actual results to differ materially from these estimates. These factors include changes in general economic conditions, deposit flows, loan demand, asset quality, competition, legislation or regulation and accounting principles, policies or guidelines affecting reports filed with the Securities and Exchange Commission for financial and business information regarding Anchor BanCorp, including information which could affect Anchor BanCorp’s forward-looking statements. Outcomes related to such statements are subject to numerous risk factors and uncertainties, including those listed in the company’s Annual Report filed on Form 10-K.

ANCHOR BANCORP WISCONSIN INC.
FINANCIAL HIGHLIGHTS
(Dollars in thousands — except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Operations Data:
Net interest income	$22,333	$32,707	$66,187	$96,082
Provision for loan losses	10,456	92,970	141,756	149,334
Net gain (loss) on sale of loans	2,805	(228)	15,270	2,823
Real estate investment partnership revenue	—	1,836	—	1,836
Other non-interest income	12,816	7,905	30,769	24,910
Real estate investment partnership cost of sales	—	1,191	—	1,191
Other non-interest expense	36,488	117,066	114,343	174,024
Loss before income taxes	(8,990)	(169,007)	(143,873)	(198,898)
Income tax expense (benefit)	3	(1,899)	3	(13,951)
Net loss	(8,993)	(167,108)	(143,876)	(184,947)
Income attributable to non-controlling interest in real estate partnerships	—	(150)	—	(98)
Preferred stock dividends and discount accretion	(3,228)	—	(9,700)	—
Net loss available to common equity of Anchor BanCorp	(12,221)	(167,258)	(153,576)	(185,045)

Selected Financial Ratios (1):
Yield on earning assets	4.92%	5.69%	4.79%	5.78%
Cost of funds	2.79	2.81	2.86	3.01
Interest rate spread	2.13	2.88	1.93	2.77
Net interest margin	2.05	2.88	1.87	2.79
Return on average assets	(0.79)	(13.72)	(3.86)	(5.01)
Return on average equity	(50.16)	(242.66)	(139.97)	(77.80)
Average equity to average assets	1.57	5.66	2.76	6.44
Non-interest expense to average assets	3.19	9.70	3.07	4.74

Per Share:
Basic loss per common share	$(0.58)	$(7.96)	$(7.26)	$(8.82)
Diluted loss per common share	(0.58)	(7.96)	(7.26)	(8.82)
Dividends per common share	—	0.01	—	0.29
Book value per common share	(2.25)	6.80	(2.25)	6.80

	December 31,		Percent
	2009	2008	Change
Financial Condition:
Total assets	$4,458,587	$4,798,847	-7.1%
Loans receivable, net
Held for sale	35,640	32,139	10.9
Held for investment	3,383,246	3,948,065	(14.3)
Investment securities available for sale, at fair value	17,396	75,657	(77.0)
Mortgage-related securities available for sale, at fair value	448,025	280,014	60.0
Mortgage-related securities held to maturity, at amortized cost	42	52	(19.2)
Deposits and accrued interest	3,598,185	3,413,449	5.4
Other borrowed funds	759,479	1,152,112	(34.1)
Stockholders’ equity	61,155	146,662	(58.3)
Allowance for loan losses	164,494	122,571	34.2
Non-performing assets	344,362	410,695	(16.2)

(1)	Annualized when appropriate.

ANCHOR BANCORP WISCONSIN INC.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	December 31,
	2009	March 31,
	(Unaudited)	2009
	(In Thousands)
Assets
Cash and cash equivalents	$332,288	$433,826
Investment securities available for sale, at fair value	17,396	77,684
Mortgage-related securities available for sale, at fair value	448,025	407,301
Mortgage-related securities held to maturity, at amortized cost	42	50
Loans receivable, net
Held for sale	35,640	161,964
Held for investment	3,383,246	3,896,439
Foreclosed properties and repossessed assets, net	40,420	52,563
Real estate held for development and sale	2,013	16,120
Office properties and equipment	46,136	48,123
Federal Home Loan Bank stock—at cost	54,829	54,829
Deferred tax asset, net of valuation allowance	—	16,202
Accrued interest and other assets	98,552	107,954

Total assets	$4,458,587	$5,273,055

Liabilities and Stockholders’ Equity
Deposits
Non-interest bearing	$278,914	$274,392
Interest bearing and accrued interest	3,319,271	3,649,435

Total deposits and accrued interest	3,598,185	3,923,827
Other borrowed funds	759,479	1,078,392
Other liabilities	39,768	56,704

Total liabilities	4,397,432	5,058,923

Preferred stock, $.10 par value, 5,000,000 shares authorized, 110,000 shares issued and outstanding	79,753	74,185
Common stock, $.10 par value, 100,000,000 shares authorized, 25,363,339 shares issued	2,536	2,536
Additional paid-in capital	109,133	109,327
Retained earnings (deficit), substantially restricted	(22,543)	134,234
Accumulated other comprehensive loss	(11,267)	(6,337)
Treasury stock (3,674,222 and 3,793,554 shares, respectively), at cost	(90,932)	(94,744)
Deferred compensation obligation	(5,525)	(5,480)

Total Anchor BanCorp stockholders’ equity	61,155	213,721

Non-controlling interest in real estate partnerships	—	411

Total liabilities and stockholders’ equity	$4,458,587	$5,273,055

ANCHOR BANCORP WISCONSIN INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
	(In Thousands - except per share amounts)
Interest income:
Loans	$48,545	$60,042	$151,886	$185,203
Mortgage-related securities	4,617	3,743	15,367	11,099
Investment securities and Federal Home Loan Bank stock	184	818	954	2,398
Interest-bearing deposits	208	70	838	469

Total interest income	53,554	64,673	169,045	199,169
Interest expense:
Deposits	21,278	21,602	68,451	72,342
Other borrowed funds	9,943	10,364	34,407	30,745

Total interest expense	31,221	31,966	102,858	103,087

Net interest income	22,333	32,707	66,187	96,082
Provision for loan losses	10,456	92,970	141,756	149,334

Net interest income (loss) after provision for loan losses	11,877	(60,263)	(75,569)	(53,252)
Non-interest income:
Real estate investment partnership revenue	—	1,836	—	1,836
Loan servicing income	1,038	1,244	1,525	3,859
Credit enhancement income	293	481	989	1,377
Service charges on deposits	3,949	3,966	11,924	11,959
Investment and insurance commissions	1,070	971	2,672	3,225
Net gain (loss) on sale of loans	2,805	(228)	15,270	2,823
Net gain (loss) on sale of investments and mortgage-related securities	5,783	(1,396)	9,396	(3,298)
Net impairment losses recognized in earnings	(346)	—	(745)	—
Other revenue from real estate partnership operations	—	1,707	2,393	4,212
Other	1,029	932	2,615	3,576

Total non-interest income	15,621	9,513	46,039	29,569
Non-interest expense:
Compensation	12,340	13,755	40,656	41,727
Real estate investment partnership cost of sales	—	1,191	—	1,191
Occupancy	2,427	2,328	7,487	7,302
Federal insurance premiums	3,093	624	7,930	884
Furniture and equipment	1,836	2,189	5,978	6,382
Data processing	1,914	1,858	5,535	5,493
Marketing	542	727	1,557	2,055
Other expenses from real estate partnership operations	211	7,170	3,870	11,085
REO operations — net expense	5,867	8,038	17,044	10,179
Mortgage servicing rights impairment recovery	(415)	2,535	(1,765)	2,535
Foreclosure cost advance impairment	—	—	3,708	—
Goodwill impairment	—	72,181	—	72,181
Other	8,673	5,661	22,343	14,201

Total non-interest expense	36,488	118,257	114,343	175,215

Loss before income taxes	(8,990)	(169,007)	(143,873)	(198,898)
Income tax expense (benefit)	3	(1,899)	3	(13,951)

Net loss	(8,993)	(167,108)	(143,876)	(184,947)
Income attributable to non-controlling interest in real estate partnerships	—	(150)	—	(98)

Preferred stock dividends and discount accretion	(3,228)	—	(9,700)	—

Net loss available to common equity of Anchor BanCorp	$(12,221)	$(167,258)	$(153,576)	$(185,045)

Loss per common share:
Basic	$(0.58)	$(7.96)	$(7.26)	$(8.82)
Diluted	(0.58)	(7.96)	(7.26)	(8.82)